     EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statements No. 333-77501, No. 333-26157 and No. 333-1622823 of Flagstar Bancorp, Inc. on Form S-8 of our report dated June 29, 2010, appearing in this Annual Report on Form 11-K of Flagstar Bank 401(k) Plan for the year ended December 31, 2009.
/s/ Baker Tilly Virchow Krause, LLP
Southfield, Michigan
June 29, 2010

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